                                                                   EXHIBIT 99.11


                       CREDIT MANAGEMENT SOLUTIONS, INC.

                       DIRECTOR FEE OPTION GRANT PROGRAM
                        NOTICE OF GRANT OF STOCK OPTION


     Notice is hereby given of the following option grant (the "Option") to purchase shares of Common Stock of Credit Management Solutions, Inc. (the "Corporation"):


     Optionee:
               ------------------------------------------------------------

     Grant Date:
                 -----------------------------------

     Exercise Price: $                     per share
                      --------------------

     Number of Option Shares:                 shares
                              ---------------

     Expiration Date:
                      ------------------------------

     Type of Option:  Non-Qualified Stock Option

     EXERCISE SCHEDULE: The Option shall become exercisable for fifty percent (50%) of the option shares upon the Optionee's completion of six (6) months of continued service as a member of the Corporation's Board of Directors (the "Board") during the 1998 calendar year, and the balance of the option shares shall become exercisable in a series of six (6) successive equal monthly installments upon the Optionee's completion of each additional month of Board service through December 31, 1998. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Board service.

     Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Director Fee Option Grant Program under the Credit Management Solutions, Inc. 1997 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Director Fee Stock Option Agreement attached hereto as Exhibit A.

     Optionee hereby acknowledges receipt of copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

     NO IMPAIRMENT OF RIGHTS. Nothing in this Notice or in the Plan or in the attached Director Fee Stock Option Agreement shall interfere with or otherwise restrict in any way the rights of the Corporation or the Corporation's stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

     DEFINITIONS. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Director Fee Stock Option Agreement.



______________________, 199_
         Date


                                               CREDIT MANAGEMENT SOLUTIONS, INC.


                                               By:
                                                   -----------------------------

                                               Title:
                                                      --------------------------



                                               ---------------------------------
                                               OPTIONEE

                                               Address:
                                                        ------------------------


                                               ---------------------------------

ATTACHMENTS
-----------
Exhibit A - Director Fee Stock Option Agreement
Exhibit B - Plan Summary and Prospectus

                                   EXHIBIT A

                      DIRECTOR FEE STOCK OPTION AGREEMENT

                                   EXHIBIT B

                          PLAN SUMMARY AND PROSPECTUS